Exhibit 99.1
News from Conduent

Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, NJ 07932
www.conduent.com
Conduent Completes Transfer of BenefitWallet HSA Portfolio to HealthEquity

Conduent continues to offer a complete portfolio of Human Capital Solutions

FLORHAM PARK, N.J., May 14, 2024 — Conduent Incorporated (Nasdaq: CNDT), a global technology-led business solutions and services company, today announced it has completed the third and final transfer of its BenefitWallet Health Savings Accounts (HSA) portfolio to HealthEquity, Inc. (Nasdaq: HQY). The transaction was announced on September 19, 2023.The aggregate sale price of the three transfers is approximately $425 million.

As outlined during Conduent’s 2023 investor briefing, Conduent set on a course to rationalize its business portfolio to increase focus on core capabilities and become more nimble. The completion of the BenefitWallet HSA portfolio transfer is part of the company’s planned portfolio rationalization transactions expected in 2024.

“This transaction marks another significant step in our efforts to streamline our portfolio, while continuing to offer industry-leading HSAs and consumer directed benefit accounts through our relationship with HealthEquity,” said Cliff Skelton, President and Chief Executive Officer at Conduent. “We also continue to provide customer contact services, claims processing and other servicing work for HealthEquity.”

Conduent will continue to provide a complete portfolio of Human Capital Solutions, including health and wealth benefit administration solutions.

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About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 59,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $100 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.

Exhibit 99.1
Forward-Looking Statements
This press release, any exhibits or attachments to this release, and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release or any attachment to this press release are forward-looking statements, including, but not limited to, statements regarding portfolio divestitures, such as the completion of the divestiture of the BenefitWallet HSA portfolio and Curbside Management and Public Safety Solutions businesses, including all statements about Conduent’s expectations with respect to its partnership with HealthEquity, including plans to provide customer contact services, claims processing and other servicing work for HealthEquity, and expectations that Conduent will continue to provide a complete portfolio of Human Capital Solutions, including health and wealth benefit administration solutions. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: Conduent’s ability to realize the benefits anticipated from the transfer of its BenefitWallet HSA portfolio; unexpected cost or liabilities arising in connection with the transaction; the significant transaction costs associated with the transaction; negative effects of the consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive transaction agreement could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2022 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

Media Contact:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Relations Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

Exhibit 99.1

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.